EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-137962) pertaining to the Stock Incentive Plan of Gryphon Gold Corporation and to the incorporation by reference therein of our report dated May 30, 2007, with respect to the consolidated financial statements of Gryphon Gold Corporation included in its Annual Report (Form 10-KSB) for the year ended March 31, 2007 filed with the Securities and Exchange Commission.

Vancouver, Canada
June 21, 2007